UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2009
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI	53209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 11, 2009, Johnson Controls, Inc. (the “Company”) announced that it is extending the expiration date for its offer to exchange its Equity Units (the “Equity Units”) in the form of Corporate Units (the “Corporate Units”) to 5:00 p.m., New York City time, on September 25, 2009, unless further extended or earlier terminated by the Company. The offer was scheduled to expire at 11:59 p.m., New York City time, on September 17, 2009. Settlement of the Corporate Units exchange offer will occur on September 30, 2009 after payment of the quarterly cash distributions on the Equity Units for the period ended September 30, 2009 has been made to persons that were holders of record of the Equity Units as of September 15, 2009. As a result, there will be no payment for accrued distributions for any period prior to September 30, 2009 associated with the Corporate Units exchange.
The Company is not extending its offer to exchange its 6.50% Convertible Senior Notes due 2012, which will expire at 11:59 p.m., New York City time, on September 17, 2009, unless extended or earlier terminated by the Company.
A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:
(99.1)	Press Release issued by Johnson Controls, Inc., dated September 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
	BY:	/s/ Frank A. Voltolina
Frank A. Voltolina
Vice President and Corporate Treasurer

Date: September 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
(99.1)	Press Release issued by Johnson Controls, Inc., dated September 11, 2009.

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